As filed with the Securities and Exchange Commission on July 1, 2011

Registration No. 333-155679
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRONTIER OIL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

WYOMING	74-1895085
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
Michael C. Jennings
10000 Memorial Drive, Suite 600	Frontier Oil Corporation
Houston, Texas 77024-3411	10000 Memorial Drive, Suite 600
(713) 688-9600	Houston, Texas 77024-3411
(713) 688-9600
(Address, Including Zip Code, and Telephone	(Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant’s	Telephone Number, Including Area Code, of
Principal Executive Offices)	Agent for Service

Approximate date of commencement of proposed sale to the public:  Not applicable.  Removal from registration of securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   [X]      Accelerated filer   [   ]      Non-accelerated filer   [   ]      Smaller reporting company   [   ]

(Do not check if a smaller reporting company.)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter (1)	State or Other Jurisdiction of Organization	I.R.S. Employer Identification Number

Frontier Oil and Refining Company LLC	Delaware	84-1018461
Frontier Refining & Marketing LLC	Delaware	22-2899938
Frontier Holdings LLC	Delaware	13-3504072
Frontier Refining LLC	Delaware	22-2899378
Frontier El Dorado Refining LLC	Delaware	91-2002334
Frontier Pipeline LLC	Delaware	93-1023412
Ethanol Management Company LLC	Delaware	84-0933639

(1) The address for each guarantor is 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, and the telephone number at that address is (713) 688-9600.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-155679) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on November 25, 2008 by Frontier Oil Corporation, a Wyoming corporation (“Frontier”) and each of the co-registrants listed in the Table of Subsidiary Guarantor Registrants (the “Co-Registrants”), is being filed to deregister all unsold securities of Frontier and guarantees of the Co-Registrants (the “Registered Securities”) that were registered under the Registration Statement.

On July 1, 2011, pursuant to the Agreement and Plan of Merger, dated February 21, 2011, by and among Frontier, Holly Corporation, a Delaware corporation (“Holly”) and North Acquisition, Inc., a Wyoming corporation and wholly owned subsidiary of Holly (“Merger Sub”), Merger Sub merged with and into Frontier, with Frontier surviving the merger as a wholly owned subsidiary of Holly (the “Merger”).

As a result of the Merger, Frontier has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  In accordance with the undertakings contained in the Registration Statement, Frontier hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the Registered Securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2011.

FRONTIER OIL CORPORATION

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Michael C. Jennings
Michael C. Jennings	President, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2011
/s/ Doug S. Aron
Doug S. Aron	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 1, 2011

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2011.

FRONTIER OIL AND REFINING COMPANY LLC FRONTIER REFINING & MARKETING LLC FRONTIER HOLDINGS LLC FRONTIER REFINING LLC FRONTIER EL DORADO REFINING LLC FRONTIER PIPELINE LLC ETHANOL MANAGEMENT COMPANY LLC

By:	/s/ Michael C. Jennings
Name: Michael C. Jennings
Title: President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Michael C. Jennings
Michael C. Jennings	President, Chief Executive Officer and Manager of each of the additional registrants listed above (Principal Executive Officer)	July 1, 2011
/s/ Doug S. Aron
Doug S. Aron	Chief Financial Officer and Manager of each of the additional registrants listed above (Principal Financial Officer and Principal Accounting Officer)	July 1, 2011